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                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

We consent to the inclusion and incorporation by reference in this Registration Statement of Heritage Commerce Corp on Form S-4 of our report dated January 21, 2000, appearing in and incorporated by reference in the Annual Report on Form 10-K of Heritage Commerce Corp for the year ended December 31, 1999, and to the reference to us under the heading "Experts" in the joint proxy statement/prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP
San Jose, California
June 26, 2000